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                                                                    EXHIBIT 23.5

            [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

                                    CONSENT
                                      OF
                    CREDIT SUISSE FIRST BOSTON CORPORATION


Board of Directors
National Commerce Bancorporation
One Commerce Square
Memphis, Tennessee  38150

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated March 17, 2000, to the Board of Directors of National Commerce Bancorporation (the "Company") as an Exhibit to the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and CCB Financial Corporation. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ P. Olivier Sarkozy
    ----------------------
    P. Olivier Sarkozy
    Managing Director

April 6, 2000